Exhibit 10.16
Unsecured Promissory Note

US $35,831.60	Dated: February 11, 2008
FOR VALUE RECEIVED, XStream Systems, Inc, (the Borrower”) hereby promises to pay to Darren Sylvia (the “Lender”), at such place that the Lender may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of thirty-five thousand eight hundred thirty-one dollars and sixty cents together with interest on the unpaid principal amount owing pursuant to this Unsecured Promissory Note (the “Note”). The Borrower and Lender acknowledge the principal amount of this Note is deferred Salary as of February 11, 2008 and represents deferred salary wages earned by Darren Sylvia prior to July 2006.
1.	Payments. The Borrower shall pay principal and interest in monthly installments. The first installment payment shall be $3,182.86 and shall be due and payable June 15, 2008. Subsequent installment payments shall be due on the 15th day of each calendar month beginning July 15, 2008, and are payable no later than the 30th day of each month in accordance with the amortization schedule identified as Exhibit A to this Note. Each monthly principal payment will be paid to the Lender in a payroll check with the gross amount of earnings being the amount identified in Exhibit A as principal. The amount paid to Lender will be net of all required employment related taxes. The related interest payment will be paid in a separate check.

2.	Interest. Borrower promises to pay interest in arrears (calculated on the basis of a 365-day year for the actual number of days elapsed) on the daily principal balance at a rate per annum, equal to eight percent (8.0%) but in no event greater than the maximum rate of interest permitted by applicable law.

3.	Default. In the event Lender fails to make timely payments of principal and interest, if such principal and interest are not received by the Lender by the 10th day of the month following the date such payments were originally due and payable, the Lender may provide written notice of such breach to the Borrower. If such breach continues for more than 30 days after receipt of such written notice, such breach shall constitute a default under this Note. In the event of default, the unpaid principal and interest due on this Note shall become immediately due and payable, and the unpaid balance of this Note shall accrue interest at a rate of 12% from the date of this Note.

4.	Prepayment. Prepayment of this Note, in whole or in part, may be made on the outstanding balance amount due and all accrued interest under this Note without penalty.

5.	Enforcement Costs. In case suit shall be brought for the collection of this Note, or it is necessary to place this Note in the hands of an attorney for collection, Borrower agrees to pay reasonable attorneys’ fees and costs for making such collection, including but not limited to, all fees, taxes and costs incident to any appellate, post-judgment, or bankruptcy proceedings which may result, whether the holder of the Note is obligated therefor or not. Attorneys’ fees include paralegal fees, administrative costs and all other charges whatsoever billed by counsel to Lender.

6.	Binding affect. All terms and provisions of the Note shall be binding upon, inure to the benefit of, and be enforceable be the parties and their respective administrators, executors, other legal representatives, heirs and permitted assigns, whether so expressed or not.

7.	Amendments. Modifications and amendments of this Note may be made solely in a writing signed by the Lender and the Borrower.

8.	Governing Law. This Note and all trasactions contemplated by this Note shall be governed by, and construed and enforced in accordance with, the interal laws of the State of Florida, without regard to principles of conflicts of law.

9.	Jurisdiction and Venue. Any civil action or legal proceeding arising out of or relating to this Note shall be brought in the courts of records of the State of Florida in Indian River County. Each party consents to the jurisdiction or such court in any such civil action or legal proceeding and waives any objections to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be affected on such party by mail, as provided in this Note, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

10.	Waiver of a Jury Trial. The borrower acknowledges that any dispute or controversy between the borrower and the lender would be based on difficult and complex issues of law and fact. Accordingly, execution of acceptance hereof, as the case may be, each of the lender and the borrower hereby waive trial by jury in any action or proceeding of any kind or nature in any court or tribunal in which an action may be commenced by or against the borrower arising out of this note.

11.	Entire Agreement. This agreement, and the Note represent the entire understanding and agreement among the parties with respect to the subject matter of the same, and supersede all other negotiations, understanding and representations (if any) made by and among such parties.
IN WITNESS WHEREOF, the undersigned hereby executes this Note under seal as of the date written above.

BORROWER:

XStream Systems, Inc.
a Delaware corporation

By:	/s/ Christie Butler

Name:	Christie Butler
Title:	Chief Financial Officer

LENDER:

By:	/s/ Darren Sylvia

Darren Sylvia

EXHIBIT B
TO THE AMENDMENT
OF THE UNSECURED PROMISSORY NOTE
By and Between Darren Sylvia and XStream Systems, Inc.

Interest Due through July 30, 2009	4,355.31
Payments over 10 months (Aug - May)	10.00

Monthly payment for interest from Jan ’08 - Jul ’09	435.53

	2009					2010
Payment Schedule:	Aug	Sep	Oct	Nov	Dec	Jan	Feb	March	Apr	May	Total
Principal (Payroll)	488.63	902.96	1,408.98	1,918.37	2,431.16	2,947.37	3,467.02	3,990.13	4,516.73	2,643.93	24,715.28

Interest from Aug ’09 - May ’10 (from Amortization Schedule)	75.84	161.51	155.49	146.10	133.31	117.10	97.45	74.34	47.74	17.62	1,026.50
Interest from Jan ’08 - Jul ’09 (see above)	435.53	435.53	435.53	435.53	435.53	435.53	435.53	435.53	435.53	435.53	4,355.31

Total Interest Check each month	511.37	597.04	591.02	581.63	568.84	552.63	532.98	509.87	483.27	453.15	5,381.81

Total Payments by Month	1,000.00	1,500.00	2,000.00	2,500.00	3,000.00	3,500.00	4,000.00	4,500.00	5,000.00	3,097.08	30,097.09

02/11/2008 Page 1
D. Sylvia Unsecured Promissory Note Exh. A

Compound Period	:	Daily

Nominal Annual Rate	:	8.000%
Effective Annual Rate	:	8.328%
Periodic Rate	:	0.0219%
Daily Rate	:	0.02192%
CASH FLOW DATA

	Event	Start Date	Amount	Number	Period	End Date

1	Loan	02/11/2008	35,831.60	1
2	Payment	06/15/2008	3,182.86	12	Monthly	05/15/2009
AMORTIZATION SCHEDULE — Normal Amortization

	Date	Payment	Interest	Principal	Balance

Loan	02/11/2008				35,831.60
1	06/15/2008	3,182.86	995.15	2,187.71	33,643.89
2	07/15/2008	3,182.86	221.92	2,960.94	30,682.95
3	08/15/2008	3,182.86	209.16	2,973.70	27,709.25
4	09/15/2008	3,182.86	188.89	2,993.97	24,715.28
5	10/15/2008	3,182.86	163.03	3,019.83	21,695.45
6	11/15/2008	3,182.86	147.90	3,034.96	18,660.49
7	12/15/2008	3,182.86	123.09	3,059.77	15,600.72
2008	Totals	22,280.02	2,049.14	20,230.88

8	01/15/2009	3,182.86	106.35	3,076.51	12,524.21
9	02/15/2009	3,182.86	85.38	3,097.48	9,426.73
10	03/15/2009	3,182.86	58.02	3,124.84	6,301.89
11	04/15/2009	3,182.86	42.96	3,139.90	3,161.99
12	05/15/2009	3,182.86	20.87	3,161.99	0.00
2009	Totals	15,914.30	313.58	15,600.72

Grand Totals		38,194.32	2,362.72	35,831.60

02/11/2008 Page 2
D. Sylvia Unsecured Promissory Note Exh. A
Last interest amount increased by 0.01 due to rounding.

AMENDMENT
TO UNSECURED PROMISSORY NOTE
                    THIS AMENDMENT is entered into as of this 23rd day of July, 2009, between XStream Systems, Inc., a Delaware corporation (the “Borrower”), and Darren Sylvia (the “Lender”) as defined in the Unsecured Promissory Note dated February 11, 2008 (the “Promissory Note”)
                    WHEREAS, the Borrower and Lender are parties to that certain Promissory Note providing for the payment of principal and interest amounts owed to the Lender; and
                    WHEREAS, the Borrower made four (4) payments under the Promissory Note and the remaining principal balance is $24,715.28 and
                    WHEREAS, the Borrower and the Lender desire to further amend the provisions of the Promissory Note in order to change the timing of the remaining payments made to the Lender;
                    NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree that the Promissory Note shall be amended as follows:
                              Section 1 thereof shall be amended to read in its entirety as follows:
1.	Payments. The Borrower shall pay principal and interest in monthly installments in accordance with the attached schedule identified as Exhibit A to the Promissory Note for the first 4 payments. The first payment shall be due and payable June 15, 2008. The three (3) subsequent installment payments shall be due on the 15th day of each calendar month beginning July 15, 2008, and ending September 15, 2008. The remaining payments shall be in accordance with the attached schedule identified as Exhibit B to this Amendment and are payable no later than the 15th day of each month beginning August 15, 2009 and ending May 15, 2010. Each monthly principal payment will be paid to the Lender in a payroll check with the gross amount of earnings being the amount identified as Principal on the appropriate Exhibit A or Exhibit B. The amount paid to Lender will be net of all required employment related taxes. The related interest due will be paid in a separate check.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

BORROWER:		LENDER:
XSTREAM SYSTEMS, INC.
a Delaware corporation

By:	/s/ Chris Butler	By:	/s/ Darren Sylvia

	Name: Chris Butler		Darren Sylvia
Title: Chief Financial Officer

02/11/2008 Page 1
D. Sylvia Unsecured Promissory Note Exh. A

Compound Period:	Daily

Nominal Annual Rate:	8.000%
Effective Annual Rate:	8.328%
Periodic Rate:	0.0219%
Daily Rate:	0.02192%
CASH FLOW DATA

Event	Start Date	Amount	Number	Period	End Date

1 Loan	02/11/2008	35,831.60	1
2 Payment	06/15/2008	3,182.86	12	Monthly	05/15/2009
AMORTIZATION SCHEDULE — Normal Amortization

	Date	Payment	Interest	Principal	Balance

Loan	02/11/2008				35,831.60
1	06/15/2008	3,182.86	995.15	2,187.71	33,643.89
2	07/15/2008	3,182.86	221.92	2,960.94	30,682.95
3	08/15/2008	3,182.86	209.16	2,973.70	27,709.25
4	09/15/2008	3,182.86	188.89	2,993.97	24,715.28
5	10/15/2008	3,182.86	163.03	3,019.83	21,695.45
6	11/15/2008	3,182.86	147.90	3,034.96	18,660.49
7	12/15/2008	3,182.86	123.09	3,059.77	15,600.72
2008	Totals	22,280.02	2,049.14	20,230.88

8	01/15/2009	3,182.86	106.35	3,076.51	12,524.21
9	02/15/2009	3,182.86	85.38	3,097.48	9,426.73
10	03/15/2009	3,182.86	58.02	3,124.84	6,301.89
11	04/15/2009	3,182.86	42.96	3,139.90	3,161.99
12	05/15/2009	3,182.86	20.87	3,161.99	0.00
2009	Totals	15,914.30	313.58	15,600.72

Grand Totals		38,194.32	2,362.72	35,831.60

EXHIBIT B
TO THE AMENDMENT
OF THE UNSECURED PROMISSORY NOTE
By and Between Darren Sylvia and XStream Systems, Inc.

Interest Due through July 30, 2009	4,355.31
Payments over 10 months (Aug – May)	10.00

Monthly payment for Interest from Jan ‘08 – Jul ‘09	435.53

			2009					2010
Payment Schedule:	Aug	Sep	Oct	Nov	Dec	Jan	Feb	March	Apr	May	Total

Principle (Payroll)	488.63	902.96	1,408.98	1,918.37	2,431.16	2,947.37	3,467.02	3,990.13	4,516.73	2,643.93	24,715.28

Interest from Aug ‘09 – May ‘10 (from Amortization Schedule)	75.84	161.51	155.49	146.10	133.31	117.10	97.45	74.34	47.74	17.62	1,026.50
Interest from Jan ‘08 – Jul ‘09 (see above)	435.53	435.53	435.53	435.53	435.53	435.53	435.53	435.53	435,53	435.53	4,355.31

Total Interest Check each month	511.37	597.04	591.02	581.63	568.84	552.63	532.98	509.87	483.27	453.15	5,381.81

Total Payments by Month	1,000.00	1,500.00	2,000.00	2,500.00	3,000.00	3,500.00	4,000,00	4,500.00	5,000.00	3,097.08	30,097.09

AMENDMENT
TO UNSECURED PROMISSORY NOTE
                    THIS AMENDMENT is entered into us of this 23rd day of July, 2009, between XStream Systems, Inc., a Delaware corporation (the “Borrower”), and Darren Sylvia (the “Lender”) as defined in the Unsecured Promissory Note dated February 11, 2008 (the “Promissory Note”)
                    WHEREAS, the Borrower and Lender are parties to that certain Promissory Note providing for the payment of principal and interest amounts owed to the Lender; and
                    WHEREAS, the Borrower made four (4) payments under the Promissory Note and the remaining principal balance is $24,715.28 and
                    WHEREAS, the Borrower and the Lender desire to further amend the provisions of the Promissory Note in order to change the timing of the remaining payments made to the Lender;
                    NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree that the Promissory Note shall be amended as follows:
                              Section 1 thereof shall be amended to read in its entirely as follows:
1.	Payments. The Borrower shall pay principal and interest in monthly installments in accordance with the attached schedule identified as Exhibit A to the Promissory Note for the first 4 payments. The first payment shall be due and payable June 15, 2008. The three (3) subsequent installment payments shall be due on the 15th day of each calendar month beginning July 15, 2008, and ending September 15, 2008. The remaining payments shall be in accordance with the attached schedule identified as Exhibit B to this Amendment and are payable no later than the 15th day of each month beginning August 15, 2009 and ending May 15, 2010. Each monthly principal payment will be paid to the Lender in a payroll check with the gross amount of earnings being the amount identified as Principal on the appropriate Exhibit A or Exhibit B. The amount paid to Lender will be net of all required employment related taxes. The related interest due will be paid in a separate check.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

BORROWER:		LENDER:
XSTREAM SYSTEMS, INC.
a Delaware corporation

By:	/s/ Chris Butler Name: Chris Butler	By:	/s/ Darren Sylvia Darren Sylvia
Title: CFO